Registration No. 333-63056

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_______________________

WISCONSIN PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)
Wisconsin		39-0715160
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
700 North Adams Street P.O. Box 19001 Green Bay, Wisconsin 54307 (920) 433-1598
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

LARRY L. WEYERS, Chairman and Chief Executive Officer Wisconsin Public Service Corporation 700 North Adams Street, P.O. Box 19001 Green Bay, Wisconsin 54307 Telephone Number: (920) 433-1334	MICHAEL S. NOLAN Foley & Lardner 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Telephone Number: (414) 297-5672
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as the registrant shall determine in light of market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

    The Registrant hereby amends Exhibit 5 to the Registration Statement to read as set forth herein.

   Item 16. Exhibits.

Exhibit Number	Description of Document

5	Opinion of counsel as to legality of the Senior Debt Securities.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 24th day of July, 2001.

WISCONSIN PUBLIC SERVICE CORPORATION
(the "Company" or the "Registrant")

By:  /s/ Larry L. Weyers
Larry L. Weyers
Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below on July 24, 2001, by or on behalf of the following persons in the capacities indicated.

Name	Capacity

Larry L. Weyers	Chairman, Chief Executive Officer and Director
Diane L. Ford	Vice-President-Controller (Principal Accounting Officer)
A. Dean Arganbright	Director
Michael S. Ariens	Director
Richard A. Bemis	Director
Robert C. Gallagher	Director
Kathryn Hasselblad-Pascale	Director
James L. Kemerling	Director
John C. Meng	Director
William F. Protz, Jr.	Director

By:  /s/ Barth J. Wolf
 Barth J. Wolf
Attorney-in-fact

    The required powers of attorney to Barth J. Wolf were contained on the signature page of the Registration Statement dated June 14, 2001.

  /s/ Joseph P. O'Leary             Principal Financial Officer
Joseph P. O'Leary

EXHIBIT INDEX
Exhibit Number	Description

5	Opinion of counsel as to legality of the Senior Debt Securities.